EXHIBIT 5.1


                          SIDLEY AUSTIN BROWN & WOOD

                              WOOLGATE EXCHANGE
   BEIJING                  25 BASINGHALL STREET                 LOS ANGELES
    ----                       LONDON EC2v 5HA                      ----
   CHICAGO                  TELEPHONE 020 7360 3600                NEW YORK
    ----                   FACSIMILE 020 7626 7937                  ----
   DALLAS                  DX NUMBER 580 LONDON CITY            SAN FRANCISCO
    ----                        www.sidley.com                       ----
   GENEVA                                                          SHANGHAI
    ----                                                             ----
  HONG KONG                                                       SINGAPORE
    ----                                                             ----
   LONDON                                                           TOKYO
                                                                     ----
                                                               WASHINGTON, D.C.







                                                            January 12, 2005


Granite Master Issuer plc
c/o Fifth Floor
100 Wood Street
London EC2V 7EX

Granite Finance Funding 2 Limited
c/o Fifth Floor
100 Wood Street
London EC2V 7EX

Granite Finance Trustees Limited
22 Granville Street
St. Helier, Jersey
JE4 8PX, Channel Islands


      Re:   Granite Mortgages Master Issuer plc
            Granite Finance Funding 2 Limited
            Granite Finance Trustees Limited
            Registration Statement on Form S-3
            -----------------------------------

Ladies and Gentlemen:

       We have acted as United States counsel for Granite Master Issuer plc, a public limited company incorporated under the laws of England and Wales (the "Issuer"), Granite Finance Funding 2 Limited, a private company incorporated under the laws of England and Wales ("Funding 2") and Granite Finance Trustees Limited, a company incorporated under the laws of Jersey (the "Mortgages Trustee," and with the Issuer and Funding 2, the "Registrants" and each a "Registrant"), in connection with the preparation of the registration statement on Form S-3 (the "Registration Statement") that was initially filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on October 12, 2004, of which the prospectus, as supplemented by the related prospectus supplement (the "Prospectus"), forms a part. The notes being offered from time to time by means of the prospectus (the "Notes") will be issued pursuant to a trust deed (the "Trust Deed") between The Bank of New York (the "Note Trustee") and the Issuer.

      We have made such investigation of law as we deem appropriate and have examined the proceedings heretofore taken and are familiar with the procedures proposed to be taken by the Registrants in connection with the authorization, issuance and sale of such Notes.

      Based upon the foregoing, we are of the opinion that:



  A LIST OF PARTNERS' NAMES AND THEIR PROFESSIONAL QUALIFICATIONS IS OPEN FOR
      INSPECTION AT 25 BASINGHALL STREET, WOOLGATE EXCHANGE, LONDON EC2V 5HA, WHICH IS ALSO THE PRINCIPAL PLACE OF BUSINESS OF THE PARTNERSHIP. ALL
         PARTNERS ARE EITHER SOLICITORS OR REGISTERED FOREIGN LAWYERS.

    THE OFFICES LISTED ABOVE (OTHER THAN LONDON) ARE OFFICES OF ASSOCIATED
                   SIDLEY AUSTIN BROWN & WOOD PARTNERSHIPS.

      (i) When the Trust Deed has been duly authorized by all necessary corporate action and has been duly executed and delivered, it will constitute a valid and binding obligation of the Issuer enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

      (ii) When the issuance, execution and delivery of the Notes have been duly authorized by all necessary corporate action, and when such Notes have been duly executed, authenticated and delivered and sold as described in the Registration Statement, such Notes will be legally and validly issued and the holders of such Notes will be entitled to the benefits provided by the Trust Deed pursuant to which such Notes were issued.

      In rendering the foregoing opinions, we have assumed the accuracy and truthfulness of all public records of the Registrants and of all certifications, documents and other proceedings examined by us that have been executed or certified by officials of the Registrants acting within the scope of their official capacities and have not verified the accuracy or truthfulness thereof. We have also assumed the genuineness of the signatures appearing upon such public records, certifications, documents and proceedings. In addition, we have assumed that the Trust Deed and the related Notes will be executed and delivered in substantially the form filed as exhibits to the Registration Statement, and that such Notes will be sold as described in the Registration Statement. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                                        Very truly yours,

                                                  /s/ Sidley Austin Brown & Wood